UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934

Selective Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	22-2168890
(State of incorporation or organization)	(IRS Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey	07890
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
5.875% Senior Notes due 2043	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-182166

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

The securities to be registered hereby are Selective Insurance Group, Inc.'s (the "Registrant") 5.875% Senior Notes due 2043 (the "Senior Notes"). For a description of the Senior Notes, see the material set forth in the section captioned "Description of Debt Securities" in the Registrant's registration statement on Form S-3 (File No. 333-182166) filed with the United States Securities and Exchange Commission (the "Commission") on June 15, 2012 (such registration statement, as amended, including all documents incorporated therein by reference, being herein after referred to as the "Registration Statement") and the materials set forth in the section captioned "Description of Senior Notes" in the Prospectus Supplement of the Registrant dated February 5, 2013 and filed with the Commission on February 6, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, which shall supplement the prospectus contained in the Registration Statement, which is incorporated herein by reference.

Item 2. Exhibits.

4.1	Indenture, dated as of February 8, 2013, between the Registrant and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-K, filed with the Commission on February 8, 2013).

4.2	First Supplemental Indenture, dated as of February 8, 2013, between the Registrant and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 of the Registrant's Form 8-K, filed with the Commission on February 8, 2013).

4.3	Form of 5.875% Senior Notes due 2043 (incorporated by reference to Exhibit 4.3 of the Registrant's Form 8-K, filed with the Commission on February 8, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.
By:	/s/ Michael H. Lanza
Name: Michael H. Lanza
Title: Executive Vice President and
General Counsel

Date: February 14, 2013